Exhibit 4.2

FORM OF

PARTICIPANT AGREEMENT

STREAM EXCHANGE TRADED TRUST

This Participant Agreement (the “Agreement”), dated as of             2012, is entered into by and among                    (the “Authorized Participant”), STREAM Exchange Traded Trust, a Delaware statutory trust organized in series (the “Trust”) with respect to each series set forth on Schedule A attached hereto (each a “Fund,” collectively, the “Funds”), and BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, as managing owner of the Trust and the Funds (the “Managing Owner”).

SUMMARY

As provided in the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust, as amended from time to time (the “Trust Agreement”) as currently in effect and described in the applicable Prospectus (defined below), common units of fractional undivided beneficial interest with limited liability in and ownership of each Fund (the “Shares”) may be created or redeemed in aggregations (each aggregation, a “Basket” and the minimum number of units of a Fund that may be created at any one time, which shall be 40,000 or such greater or lesser number as the Managing Owner may determine from time to time for each Fund, a “Creation Basket”) as specified in the Prospectus. Baskets are offered only pursuant to the registration statement of each Fund, as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of each Fund (each, a “Registration Statement,” collectively, the “Registration Statements”) together with the prospectus of each Trust in the form filed with the SEC under Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”), after the effectiveness of each Registration Statement (each a “Prospectus,” collectively, the “Prospectuses”), and as supplemented from time to time. Under the Trust Agreement, the Managing Owner is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Baskets and Redemption Baskets, such processes being referred to herein as the “CNS Clearing Process,” or (ii) if outside the CNS Clearing Process, only through the facilities of The Depository Trust Company (“DTC” or the “Depository”) (the “DTC Process”), or a successor depository, and only in exchange for cash. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets.

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of a Trust Agreement, the provisions of the Trust Agreement shall control. To the extent there is a conflict between any provision of this Agreement and the provisions of the Prospectus, the Prospectus shall control. For the avoidance of doubt, any action which is referred to herein as an action being taken by the Managing Owner may be taken by a party whom the Managing Owner has duly authorized to take such action.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement. To place orders to create (“Creation Orders”) or redeem (“Redemption Orders”) one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Attachment A hereto (the “Procedures”), as each may be amended, modified or supplemented from time to time.

Section 2. Status and Obligations of Authorized Participant. The Authorized Participant represents, warrants and covenants the following:

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Creation Orders or Redemption Orders of Creation Baskets or Redemption Baskets, respectively, of any Fund (i) through the CNS Clearing Process, it is a member of the National Securities Clearing Corporation (“NSCC”) and an Authorized Participant in the CNS System of NSCC, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a participant of DTC (as such a participant, a “DTC Participant”). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give immediate notice to the Managing Owner of such event.

(b) Unless Section 2(d) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant shall maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant shall comply with all applicable United States federal laws, including without limitation, the prospectus delivery requirements of Section 5 of the 1933 Act and all applicable rules of the SEC, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA, if it is a FINRA member, and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) The Authorized Participant understands and acknowledges that the proposed method by which Baskets will be created and traded may raise certain issues under applicable securities laws. The Authorized Participant understands and acknowledges that, for example, because new Shares can be created and issued on an ongoing basis, at any point during the life of a Trust, a “distribution,” as such term is used in the 1933 Act, may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting an order for the creation of Basket(s) on a Creation Order.

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(d) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, the Authorized Participant shall (i) comply with all applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act and the Commodities Exchange Act (the “CEA”), and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the FINRA Conduct Rules.

(e) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures (as provided in Attachment A to this Agreement). Each party shall comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures and the Managing Owner shall take all reasonable steps to cause the appropriate party to provide the Authorized Participant with copies of such recordings upon reasonable request. The Managing Owner may issue additional or other Procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant shall comply with such procedures of which it has been notified in accordance with this Agreement.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that, as provided in the Procedures, each Creation Order and each Redemption Order may not be revoked by the Authorized Participant upon its delivery to the Transfer Agent (as defined in the Procedures). A form of Creation Order is attached hereto as Exhibit B and a form of Redemption Order is attached hereto as Exhibit C.

(c) The Managing Owner or its delegate shall have the absolute right, but shall have no obligation, to reject any Creation Order or Creation Basket Capital Contribution (as defined in the Trust Agreement) made in connection with a Creation Order (i) determined by the Managing Owner or its delegate not to be in proper form; (ii) the acceptance or receipt of which could, in the opinion of counsel to the Managing Owner, be unlawful; or (iii) if circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process Creation Baskets. The Managing Owner shall reject a Creation Order or Creation Basket Capital Contribution if it reasonably believes that such order would have adverse tax consequences to any Fund or its shareholders. The Managing Owner shall notify the Authorized Participant of any rejection of an order as soon as reasonably practicable. The Managing Owner shall not be liable to any person by reason of the rejection of any Creation Order or Creation Basket Capital Contribution.

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(d) The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises in writing that it would be illegal under applicable laws and regulations. The Managing Owner shall not have any liability to any person for rejecting a Redemption Order in such circumstances.

(e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the “Settlement Time” (as described in the Procedures), (i) for any period during which the NYSE Arca, Inc. or any exchange on which a Fund’s assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of a Fund’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of owners of beneficial interests in Shares (the “Beneficial Owners”). The Managing Owner shall not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Solely with respect to Creation Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the transmission to the NSCC on behalf of the Authorized Participant by the Transfer Agent such instructions consistent with the instructions issued by the Authorized Participant. The Authorized Participant agrees to be bound by the terms of such instructions issued and reported to NSCC by the Transfer Agent as though such instructions were issued by the Authorized Participant directly to NSCC.

Section 4. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Authorized Participant agrees to pay the Transaction Fee prescribed in this Agreement and/or the Prospectus (as applicable) with respect to such creation or redemption. The Transaction Fee may be adjusted from time to time as set forth in this Agreement and/or the Prospectus (as applicable), provided, however, that the Authorized Participant shall be notified of any change in the Transaction Fee in advance of any such change. As described in the Procedures, the Authorized Participant agrees to pay an additional processing charge if the Authorized Participant fails timely to deliver the Creation Basket Capital Contribution or the Baskets, as the case may be.

Section 5. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized person, a certificate in the form of Exhibit A (the “Certificate”) setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Transfer Agent may accept and rely upon such Certificate as conclusive evidence of the facts set forth therein and shall consider such Certificate to be in full force and effect until the Transfer Agent receives a superseding Certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Transfer Agent and such notice shall be effective upon receipt by the Transfer Agent. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (the “PIN Number”)

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by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent. If the Authorized Participant’s PIN Number is compromised in any way, the Authorized Participant shall contact the Transfer Agent immediately in order for a new one to be issued.

Section 6. Redemption. The Authorized Participant represents and warrants that it shall not obtain a Confirmation Order (as described in the Procedures) from the Transfer Agent for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Baskets to the Transfer Agent by no later than the Settlement Time.

Section 7. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant shall be deemed to be an independent contractor and shall have no authority to act as agent for the Trust, any Fund or the Managing Owner in any matter or in any respect.

(b) The Authorized Participant will make itself and its employees available, upon reasonable request, during normal business hours to consult with the Managing Owner or its designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant (an “Indirect Participant”), or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement.

(d) Upon reasonable request by the Managing Owner, the Authorized Participant will, subject to any limitations arising under federal or state laws or other obligations it may have to its customers, provide the Managing Owner written notice indicating the number of Shares that the Authorized Participant may hold as record holder and the number of such Shares that it holds for the benefit of other broker-dealers that clear and settle transactions in Shares through the Authorized Participant, in each case as of the date of such request, with respect to each Fund. In addition, the Authorized Participant agrees, upon request of the Managing Owner, and subject to applicable laws, rules and regulations, to transmit to its account holders who are Beneficial Owners of Shares, such written materials received from the Managing Owner (including notices, annual reports, disclosure or other informational or tax materials and any amendments or supplements thereto and other communications) as may be required to be transmitted to

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Beneficial Owners pursuant to the Trust Agreement or applicable law, provided that the expenses associated with such transmissions shall be borne by the Managing Owner in accordance with usual custom and practice in respect of such communications.

(e) The Authorized Participant agrees that, in connection with any sales of the Shares, it will not charge a commission to its customers in excess of one percent (1%) of the gross offering proceeds registered under each effective registration statement as provided under the “Plan of Distribution – General” section of the applicable Prospectus. Such commission may only be charged by a broker-dealer registered as such under the Exchange Act and which is a member of FINRA.

Section 8. Indemnification.

(a) The Authorized Participant hereby indemnifies and holds harmless the Trust, each Fund and the Managing Owner and their respective direct or indirect affiliates (as defined below) and their respective directors, trustees, managing owners, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable costs of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party, the Trust or each Fund that is not consistent with the Fund’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Funds, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Managing Owner or is based upon any omission or alleged omission by the Managing Owner to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

(b) The Managing Owner hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act (each, a “Managing Owner Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such Managing Owner Indemnified Party as a result of (i) any breach by the Managing Owner of any provision of this Agreement that relates to the Managing Owner; (ii) any failure on the part of the Managing

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Owner to perform any obligation of the Managing Owner set forth in this Agreement; (iii) any failure by the Managing Owner to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement as originally declared effective by the SEC or in any amendment thereof, or in any Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the applicable Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in such Registration Statement or such Prospectus.

(c) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Managing Owner Indemnified Party, as the case may be. The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d) The indemnity agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Managing Owner, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Managing Owner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Managing Owner, for itself and on behalf of each Fund, Managing Owner Indemnified Party, and the Authorized Participant agree promptly to notify, to the extent practicable and legally permissible, each other of the commencement of any proceeding against it or any AP Indemnified Party or Managing Owner Indemnified Party, as the case may be, and, in the case of the Managing Owner, against any of the Managing Owner’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

Section 9. (a) Limitation of Liability. In the absence of gross negligence, bad faith or willful misconduct, none of the Managing Owner, whether acting on its own behalf or on behalf of a Fund or the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b) Fund Liability. In accordance with Section 3.8 of the Trust Agreement, the Authorized Participant agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the particular Fund in controversy for payment in respect of any claim against or obligation of such Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of that particular Fund, including,

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without limitation, funds delivered to the Trust for the purchase of Shares in such Fund. In furtherance of the Consent, the Authorized Participant agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) against a Fund incurred, contracted for or otherwise existing shall be subject to the following limitations:

1. The Claims of the Authorized Participant shall only be asserted and enforceable against a particular Fund and the Fund Assets of such Fund and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Fund, the Trust generally or any of their respective assets;

2. if the Claims of the Authorized Participant against a Fund or the Trust are secured in whole or in part, the Authorized Participant hereby waives (under Section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Fund (other than the Fund against which the Claim is made), as the case may be; and

3. the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(c) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Managing Owner, the Trust or any Fund is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 10. Obtaining a Copy of the Prospectus/Disclosure Document. The Authorized Participant has obtained a copy of the applicable Fund’s Prospectus which constitutes its CFTC Disclosure Document from the Trust’s website at www.stream.bnpparibas.com.

Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a) hereof; (ii) upon notice to the Authorized Participant by the Managing Owner in the event of a material breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 17(j) hereof; or (iv) at such time as a Trust is terminated pursuant to the Trust Agreement. For avoidance of doubt, the termination of this Agreement with respect to one Fund does not affect the status of this Agreement with respect to the other Funds.

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Section 12. Certain Representations, Warranties and Covenants of the Authorized Participant.

(a) The Authorized Participant represents, warrants and covenants that, without the written consent of the Managing Owner, the Authorized Participant shall not (i) make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus of the applicable Fund, (B) in printed information approved by the Managing Owner as information supplemental to such Prospectus, (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Managing Owner, or (D) other information and materials filed by a Trust with the SEC or made available on any website controlled by the Managing Owner or the applicable Fund, and (ii) furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Party or any Fund that are not consistent with such Fund’s then current Prospectus. The then current Prospectus of the applicable Fund at www.stream.bnpparibas.com and on the SEC’s Next Generation EDGAR System and any copies of any such printed supplemental information or amendments thereto will be supplied by, or caused to be supplied by, the Managing Owner to the Authorized Participant in reasonable quantities upon request.

(b) Notwithstanding the foregoing, the Authorized Participant may without the approval of the Managing Owner or any Fund prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature comply with all applicable laws, rules and regulations; and (ii) for internal use by the Authorized Participant. The Authorized Participant shall file all such research reports, marketing material and sales literature related to the Shares with FINRA to the extent required by the FINRA Conduct Rules.

(c) The Authorized Participant hereby agrees that for the term of this Agreement the Managing Owner may deliver, the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form.

(d) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the applicable Fund (i) in the section of the applicable Prospectus entitled “Creation and Redemption of Shares” and in any other section as may be required by the SEC and/or any other applicable regulator and (ii) on each applicable Fund’s website. Upon the termination of this Agreement, (i) the Managing Owner shall remove such identification from the applicable Prospectus in the amendment of either the applicable Registration Statement or a supplement to the applicable Prospectus, as applicable, next occurring after the date of the termination of this Agreement and (ii) the Managing Owner shall promptly update each applicable Fund’s website to remove any identification of the Authorized Participant as an authorized participant of the applicable Fund.

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Section 13. Certain Representations, Warranties and Covenants of the Managing Owner. The Managing Owner, on its own behalf and in its capacity as the managing owner of the Trust and each of the Funds, covenants and agrees:

(a) that (i) it has taken all actions necessary to execute this Agreement; (ii) the person(s) executing this Agreement on its behalf has been duly authorized to do so; (iii) the applicable Registration Statements and the Prospectuses contained therein conform in all material respects to the requirements of the 1933 Act and the CEA and the rules and regulations of the SEC and the CFTC thereunder and do not and will not, as of the applicable effective date as to each of the applicable Registration Statements and any amendments thereto and as of the applicable filing date as to each of the Prospectuses and any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iv) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Managing Owner, the Trust or any of the applicable Funds, and (v) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency is required for the issuance of the Shares, except registration of the Shares under the 1933 Act; and

(b) to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in any Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of each Fund, as applicable, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

In addition, any certificate signed by any officer of the Managing Owner and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Managing Owner to the Authorized Participant as to matters covered thereby.

Section 14. Third Party Beneficiaries. Each AP Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

Section 15. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any Act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport

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disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason to perform its obligations.

Section 16. Ambiguous Instructions. If a Creation Order otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable Order Number, the Transfer Agent will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order shall be accepted and processed. If an Authorized Person contradicts the Order terms, the Order shall be deemed invalid, and a corrected Order must be received by the Transfer Agent not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time. If the Transfer Agent is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency with the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order shall be deemed invalid and the Transfer Agent will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Transfer Agent not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

Section 17. Miscellaneous.

(a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A, the Schedules, and the Exhibits hereto may be amended, modified or supplemented by the Managing Owner, without consent of any Beneficial Owner or Authorized Participant from time to time by the following procedure. After the proposed amendment, modification or supplement has been agreed to by the Managing Owner, the Managing Owner shall mail a copy of the proposed amendment, modification or supplement to the Authorized Participant. For the purposes of this Agreement, mail shall be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments, the Schedules, or the Exhibits, as the case may be, in accordance with its terms.

(b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, electronic mail, telegram or telephonic facsimile or similar means of same

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day delivery (transmission confirmation received), with a confirming copy by regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust or any Fund shall be given or sent to the Managing Owner. All notices shall be directed to the address or telephone or facsimile numbers or electronic mail addresses indicated below the signature line of the parties on the signature page hereof.

(d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Managing Owner may delegate its obligations hereunder to the Marketing Agent or the Administrator by notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Managing Owner at such time such successor qualifies as a successor trustee or Managing Owner under the terms of the Trust Agreement.

(f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h) Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

12

(i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

(j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Managing Owner determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Managing Owner’s notification of the trustee of such a determination, this Agreement shall immediately terminate and the Managing Owner shall so notify the Authorized Participant immediately.

(k) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(l) Survival. Sections 8 (Indemnification) and 14 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

(m) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

[Signature Page Follows]

13

IN WITNESS WHEREOF, the Authorized Participant and the Managing Owner, on behalf of itself, the Trust and each Fund, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

BNP Paribas Quantitative Strategies, LLC, on behalf of itself and as Managing Owner of STREAM S&P Dynamic Roll Global Commodities Fund	STREAM Exchange Traded Trust, with respect to STREAM S&P Dynamic Roll Global Commodities Fund, a series of the Trust
By: BNP Paribas Quantitative Strategies, LLC, as Managing Owner of STREAM S&P Dynamic Roll Global Commodities Fund

By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

Address:	Address:

Telephone:	Telephone:

Facsimile:	Facsimile:

E-mail:	E-mail:

[Name of Authorized Participant]

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

SCHEDULE A

NAMES OF FUNDS

STREAM S&P Dynamic Roll Global Commodities Fund, a series of STREAM Exchange Traded Trust

Schedule A-1

EXHIBIT A

STREAM EXCHANGE TRADED TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions to the Managing Owner or its delegates relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the STREAM Exchange Traded Trust Participant Agreement.

Authorized Participant:

Name:	Name:

Title:	Title:

Signature:	Signature:

Name:	Name:

Title:	Title:

Signature:	Signature:

The undersigned, [-], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons and make the necessary deliveries pursuant to the STREAM Exchange Traded Trust Participant Agreement by and between [-], STREAM Exchange Traded Trust with respect to each of STREAM [-] Fund and BNP Paribas Quantitative Strategies, LLC, dated                      [date], and that their signatures set forth above are their own true and genuine signatures.

By:

Name:

Title:

Date:

A-1

EXHIBIT B

STREAM EXCHANGE TRADED TRUST

FORM OF CREATION ORDER

TRUSTEE, THE BANK OF NEW YORK MELLON 718-315-7500

Authorized Participant:		DTC Clearing #:

Authorized Participant FAX No.#:		Trade Date:

Order Number:		Number of CU’s Created:

Name of Fund:	STREAM Fund	Number of Shares to be issued:

USD:
(to be provided by The Bank of New York Mellon)

All Creation Orders are subject to the terms and conditions of the Fourth Amended and Restated Declaration of Trust and Trust Agreement, as amended from time to time (the “Trust Agreement”) of STREAM Exchange Traded Trust (the “Trust”) as currently in effect, which established and designated STREAM [-] Fund and STREAM [-] Fund (collectively, the “Funds”), each as a separate series of the Trust and the STREAM Exchange Traded Trust Participant Agreement among the Authorized Participant, the Trust with respect to each of the Funds and the Managing Owner named therein (the “Participant Agreement”). All representations and warranties of the Authorized Participant set forth in the Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein have the meaning given in the Trust Agreement.

The undersigned understands that by submitting this Creation Order he/she is making the representations and warranties set forth in the Annex to this Creation Order and is also granting an irrevocable Power of Attorney. The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Creation Order to the Managing Owner or its delegate on behalf of the Authorized Participant.

(Please Print Name of Authorized Participant)

Date:

By:
Accepted by:		Name:
STREAM Exchange Traded Trust, with respect to		Title:
STREAM [ ] Fund

By:	BNP Paribas Quantitative Strategies, LLC, as Managing Owner

By:
Name:
Title:

By:
Name:
Title:

B-1

ANNEX TO EXHIBIT B

TO

CREATION ORDER

PURCHASER’S REPRESENTATIONS AND WARRANTIES AND

POWER OF ATTORNEY

1. CFTC Registration Status. The Authorized Participant either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. The Authorized Participant agrees to supply the Managing Owner with such information as the Managing Owner may reasonably request in order to verify the foregoing representation. Vehicles for collective investment which acquire Shares may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as “commodity pool operators.”

2. Disclosure Document. The Authorized Participant has obtained a copy of each Fund’s Prospectus which constitutes its CFTC Disclosure Document from the Trust’s website www.stream.bnpparibas.com.

3. Monthly and Annual Report. If trading for a Fund has commenced, the Authorized Participant has obtained a copy of the most recent monthly and annual, as applicable, report from the applicable Fund’s website at www.stream.bnpparibas.com.

4. Power of Attorney. In connection with the Authorized Participant’s acceptance of an interest in a Fund, the Authorized Participant does hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, in the execution, acknowledgment, filing and publishing of Trust or Fund documents, including, but not limited to, the following: (i) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust, as amended from time to time (the “Trust Agreement”) or any amendment hereto, or which may be required to be filed by the Trust, a Fund or the Shareholders of a Fund under the laws of any jurisdiction; (ii) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and (iii) The Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner of a Fund or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of the Trust Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant’s subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant’s units.

B-2

EXHIBIT C

FORM OF REDEMPTION ORDER

Authorized Participant:

Date:

Name of Fund: STREAM                     Fund

Submission Number:

PIN Number:

Number of Shares to be Redeemed:

All Redemption Orders are subject to the terms and conditions of the Fourth Amended and Restated Declaration of Trust and Trust Agreement of STREAM Exchange Traded Trust, as amended from time to time (the “Trust”) as currently in effect and the STREAM Exchange Traded Trust Participant Agreement among the Authorized Participant, the Trust with respect to the Fund, among others, each a series of the Trust (the “Fund”), and the Managing Owner named therein (the “Participant Agreement”). All representations and warranties of the Authorized Participant set forth in such Participant Agreement are incorporated herein by reference.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus including an additional fee as provided under Section 4 of the Participant Agreement if the Redemption Order is held open.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Managing Owner on behalf of the Authorized Participant.

Date:	By:
Name:
Title:

C-1

EXHIBIT D

OFFICERS’ CERTIFICATE

The undersigned, each a duly authorized officer of BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company (the “Managing Owner”), the managing owner of STREAM Exchange Traded Trust (the “Trust”), a Delaware statutory trust with separate series, including [-] (each a “Fund” and collectively, the: “Funds”), and pursuant to Section 13(c) of the STREAM Exchange Traded Trust Participant Agreement (the “Agreement”), dated as of             , 20        , as amended from time to time, by and among the Managing Owner, the Trust with respect to each of the Funds and [-] (the “Authorized Participant”), hereby certify that:

1.	Each of the following representations and warranties of the Managing Owner is true and correct in all material respects as of the date hereof:

(a)	the Registration Statement and the Prospectus comply in all material respects with the requirements of the 1933 Act; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of the currently effective registration statement have been satisfied; and the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Managing Owner makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Managing Owner expressly for use in the Registration Statement or such Prospectus;

(b)	the Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and the Fourth Amended and Restated Declaration of Trust and Trust Agreement, as amended from time to time (the “Trust Agreement”) authorizes the Managing Owner to issue and deliver the Shares of any Fund to the Authorized Participant hereunder as contemplated in the Registration Statement and the Prospectus and each Fund is validly existing as a series of the Trust, a statutory trust under the Delaware Statutory Trust Act, as described in the Registration Statement and the Prospectus;

(c)	the Managing Owner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver the Agreement;

(d)	the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

(e)	complete and correct copies of the Trust Agreement, and any and all amendments thereto, have been delivered to the Authorized Participant, and no changes thereto have been made;

(f)	the outstanding Shares have been duly and validly issued and, subject to the obligations of a shareholder to make certain payments provided for in the Trust Agreement, are fully paid and non-assessable beneficial interest in a Fund and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(g)	the Shares conform in all material respects to the description(s) thereof contained in the applicable Registration Statements and the Prospectuses and the holders of the Shares of any Fund will not be subject to personal liability by reason of being such holders;

(h)	the Agreement has been duly authorized, executed and delivered by the Trust and the Managing Owner and constitutes the valid and binding obligations of the Trust, on behalf of each Fund and the Managing Owner, enforceable against each Fund and the Managing Owner in accordance with its terms;

(i)

neither the Managing Owner nor the Trust (on behalf of itself or any Fund) is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust (on behalf of itself or any Fund) is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of the Agreement, the issuance and sale of Shares to the Authorized Participant thereunder and the consummation of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust (on behalf of itself or any Fund) is a party or by which, respectively, the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust;

(j)	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Shares to the Authorized Participant hereunder or the consummation by the Managing Owner or the Trust or any of the Funds of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act and the filings with the National Futures Association and the Financial Industry Regulatory Authority (“FINRA”), which have been effected;

(k)	except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of any Fund, and (ii) no person has the right to act as an underwriter or as a financial advisor to any Fund in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Trust or the Trust to register under the 1933 Act any other equity interests of any Fund, or to include any such Shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l)	each of the Managing Owner, the Trust and each of the applicable Funds has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Managing Owner nor the Trust or any of the applicable Funds is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Managing Owner, the Trust or any of the applicable Funds;

(m)	all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(n)	except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Managing Owner, the Trust or any of the applicable Funds, or any of the Managing Owner’s directors, members, managers, or officers, affiliates or controlling persons is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(o)	[-], whose report on the audited financial statements of the Trust and the applicable Funds is filed with the SEC either as part of the Registration Statements and the Prospectuses of the applicable Funds or incorporated by reference into the applicable Registration Statements and the Prospectuses, are independent public accountants as required by the 1933 Act;

(p)	the audited financial statement(s) included or incorporated by reference in the Prospectuses, together with the related notes and schedules, presents fairly the financial position of the Trust and each of the Funds as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in any of the Registration Statements and the Prospectuses that are not included or incorporated by reference as required; and the none of the applicable Funds have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed or incorporated by reference in the applicable Registration Statements and the Prospectuses;

(q)

subsequent to the respective dates as of which information is given in the applicable Registration Statements and the Prospectuses, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the Managing Owner, the Trust or the applicable Fund(s), (ii) any transaction which is material to the Managing Owner, the Trust or the applicable Fund(s) taken as a whole, other than transactions in the ordinary course of business (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Managing Owner or the Trust (on its own behalf, or on behalf of any Fund), which is material to such applicable Fund, other than obligations incurred in the ordinary course of business;

(r)	none of the Funds is or, after giving effect to the offering and sale of the Shares, will be required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)	except as set forth in the applicable Registration Statements and the Prospectuses, the Managing Owner, the Trust and each of the applicable Funds own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the applicable Registration Statements and the Prospectuses as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, “Intellectual Property”); (i) to the knowledge of the Managing Owner, the Trust and the applicable Funds, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Managing Owner, the Trust or the applicable Funds; (ii) to the knowledge of the Managing Owner, the Trust or the applicable Funds, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Managing Owner, the Trust or the applicable Funds, threatened action, suit, proceeding or claim by others challenging the Managing Owner’s, the Trust’s or the applicable Funds’ rights in or to any Intellectual Property, and the Managing Owner, the Trust and the applicable Funds are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Managing Owner, the Trust or the applicable Funds, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Managing Owner, the Trust and the applicable Funds are unaware of any facts which could form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Managing Owner, the Trust or any of the applicable Funds, threatened action, suit, proceeding or claim by others alleging that the Managing Owner, the Trust or any of the applicable Funds infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Managing Owner, the Trust and the are unaware of any facts which could form a reasonable basis for any such claim;

(t)

all tax returns required to be filed by the Trust with respect to the Funds have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to any applicable Fund as of the date of the Agreement;

(u)	none of the Managing Owner, the Trust or any of the Funds has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, any of the applicable Registration Statements, and no such termination or non-renewal has been threatened by the Managing Owner, the Trust, any of the applicable Funds or any other party to any such contract or agreement;

(v)	with respect to its activities on behalf of each Fund, as provided for in the Trust Agreement, the Managing Owner maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Agreement and the Managing Owner’s duties thereunder; (ii) transactions with respect to each Fund are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are held for each Fund in accordance with the Trust Agreement;

(w)	on behalf of the Trust and each of the Funds, the Managing Owner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Trust and any applicable Fund, is made known to the Managing Owner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust and any applicable Fund, the Managing Owner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s or any applicable Fund’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust’s or any applicable Fund’s internal controls; any material weaknesses in internal controls have been identified for the Trust’s and/or the applicable Fund’s auditors;

(x)	any statistical and market-related data included in the applicable Registration Statements and the Prospectuses are based on or derived from sources that the Managing Owner believes to be reliable and accurate, and the Managing Owner has obtained the written consent to the use of such data from such sources to the extent required; and

(y)	neither the Managing Owner, nor any of the Managing Owner’s directors, members, managers, officers, affiliates or controlling persons nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Funds to facilitate the sale or resale of the Shares; and there are no affiliations or associations between any member of FINRA and any of the Managing Owner’s officers, directors or 5% or greater security holders, except as set forth in the applicable Registration Statements and the Prospectuses.

For purposes hereof, the term “Registration Statement” shall mean any of the applicable Registration Statements as amended or supplemented from time to time to the date hereof and the term “Prospectus” shall mean any of the applicable Prospectuses as amended or supplemented from time to time to the date hereof.

2.	Each of the obligations of the Managing Owner to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Managing Owner on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, we have hereunto, on behalf of the Managing Owner, subscribed our names this    day of             , 20            .

By:
Name:
Title:

By:
Name:
Title:

ATTACHMENT A

PROCEDURES FOR THE

CREATION AND REDEMPTION OF SHARES

Scope of Procedures and Overview

This Attachment A to the Participant Agreement supplements this Agreement, the Prospectus and the Trust Agreement (as defined below) with respect to the procedures (the “Procedures”) to be used in processing (1) a creation order for the creation of one or more Baskets (“Creation Order”) of Shares of STREAM S&P Dynamic Roll Global Commodities Fund (the “Fund”) issued by STREAM Exchange Traded Trust (the “Trust”) in Creation Baskets of the Fund and a (2) redemption order for the redemption of one or more Baskets (“Redemption Order”) of Shares of the Fund issued by the Trust in Redemption Baskets of the Fund. Shares may be created or redeemed only in blocks of 40,000 Shares (each such block, a “Basket”) for the Fund. The Trust is a Delaware statutory trust with multiple series, including the Fund.

Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust (collectively, the “Trust Agreement”) of the Trust, dated as of April 20, 2012, and as amended from time-to-time, between Wilmington Trust Company, as trustee of the Trust (the “Trustee”) and BNP Paribas Quantitative Strategies, LLC, as managing owner (the “Managing Owner”) or the Participant Agreement entered into by each Participant with the Trust on behalf of each Fund and the Managing Owner.

For purposes of these Procedures, a “Business Day” means any day other than a day when each of NYSE Arca and banks in both New York City and London are required or permitted to be closed.

Baskets are issued pursuant to the Prospectus, which has been obtained by each Authorized Participant from the Trust’s website at www.stream.bnpparibas.com prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement.

Creation Orders and Redemption Orders are, collectively, the “Orders.”

“Transfer Agent” means The Bank of New York Mellon.

Authorized Participants (“Participants”) may submit Orders to the Transfer Agent by (i) submitting such Orders through the Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference as provided in Annex I (the “Website Based Orders”), (ii) facsimile or (iii) telephone to the Transfer Agent Representative and the Managing Owner, as applicable, according to these Procedures as provided in Annex I ((ii) and (iii), collectively, the “Fax/Telephone Based Orders”).

“Order Cut-Off Time” means 10:00 am, Eastern Time, on each Business Day.

Attachment A-1

Baskets may be created and redeemed on any Business Day in exchange for the applicable Creation Basket Capital Contribution or Redemption Basket, respectively, from the Participant.

“Creation Order Date” means an order to create one or more Creation Baskets placed by a Participant with the Transfer Agent by the Order Cut-Off Time on a Business Day.

“Redemption Order Date” means an order to redeem one or more Redemption Baskets placed by a Participant with the Transfer Agent by the Order Cut-Off Time on a Business Day.

“Settlement Time” means 2:45 p.m., Eastern Time, on the Business Day immediately following the Creation Order Date or the Redemption Order Date, as applicable.

“Redemption Distribution” means, subject to deduction of any tax or other governmental charges due thereon, the cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket of a Fund as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the Redemption Order Date.

Each Participant is responsible for ensuring that the Creation Basket Capital Contribution and/or the Redemption Basket it intends to transfer to the Fund in exchange for Creation Baskets or redemption proceeds, as applicable, is available for transfer to such Fund in the manner and at the times described in these Procedures.

Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Transfer Agent (the “Transaction Fee”).

Important Notes:

•	Any Creation Order is subject to acceptance or rejection pursuant to the terms of the Marketing Agent Agreement for the reasons set forth in the Trust Agreement or the Participant Agreement.

•	Any Redemption Order is subject to acceptance or rejection by the Transfer Agent for the reasons set forth in the Trust Agreement or the Participant Agreement.

•	All Orders are subject to the provisions of the Trust Agreement and the Participant Agreement relating to unclear or ambiguous instructions.

Attachment A-2

ANNEX I

WEBSITE BASED ORDERS

AND

FAX/TELEPHONE BASED ORDERS

CREATION PROCEDURES

1.	PLACING A CREATION ORDER.

Participants may submit Website Based Orders or Fax/Telephone Based Orders to the Transfer Agent as provided by these Procedures.

NOTE THAT IF THE PARTICIPANT PLACES A FAX/TELEPHONE BASED ORDER, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE CREATION ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE CREATION ORDER. A CREATION ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

Creation Orders for Creation Baskets may be initiated only on Business Days. Creation Orders may only be made in whole Creation Baskets of each Fund.

To begin a Creation Order, the Participant must telephone the Transfer Agent at (718) 315-7500 or such other number as the Managing Owner designates in writing to the Participant. This telephone call must be made by an Authorized Person of the Participant and answered by the Transfer Agent before the Order Cut-Off Time. Upon verifying the authenticity of the Participant (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the Participant place the Creation Order. To do so, the Participant must provide the appropriate ticker symbol when referring to the Fund. After the Participant has placed the Creation Order, the Transfer Agent will read the Creation Order back to the Participant. The Participant then must affirm that the Creation Order has been taken correctly by the Transfer Agent. If the Participant affirms that Creation Order has been taken correctly, the Transfer Agent will issue a confirmation number (the “Confirmation Number”) to the Participant. All Creation Orders may also be placed by the Participant as a Website Based Order by the Order Cut-Off Time.

PLEASE NOTE: A CREATION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT. WITH RESPECT TO THE FUND, A CREATION ORDER FOR CREATION BASKETS CANNOT BE CANCELED BY THE PARTICIPANT AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE PARTICIPANT SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUT-OFF TIME ARE VALID AND THE CREATION ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS A PARTICIPANT ACTUALLY SPEAKING WITH THE TRANSFER AGENT. FOR CALLS THAT ARE PLACED BEFORE

Attachment A-3

THE ORDER CUT-OFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUT-OFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS WILL BE RECORDED.

2.	RECEIPT OF CONFIRMATION.

Subject to the conditions that a properly completed telephone Creation Order has been placed by the Participant not later than the Order Cut-Off Time, the Managing Owner will accept the Creation Order on behalf of the Trust and will confirm in writing to the Participant that its Creation Order has been accepted within 45 minutes after the designated Order Cut-Off Time on the Business Day that the Creation Order is received. Once the Creation Order has been approved by the Managing Owner, the Managing Owner will sign or time-stamp the Creation Order and send that Creation Order to the Transfer Agent.

3.	QUALITY ASSURANCE.

After a Confirmation Number is issued by the Transfer Agent to the Participant, the Participant will fax a written version of the Creation Order to the Transfer Agent. Upon receipt, the Transfer Agent should immediately telephone the Participant if the Transfer Agent believes that the Creation Order has not been completed correctly by the Participant. In addition, the Transfer Agent will telephone the Participant if the Transfer Agent is in non-receipt of the Creation Order within 15 minutes after the Creation Order has been called into the Transfer Agent.

4.	REJECTING OR SUSPENDING CREATION ORDERS.

The Managing Owner or its delegate reserves the absolute right to reject acceptance of a Creation Order if (i) the order is not in proper form as determined by the Managing Owner, its delegate or the Transfer Agent; (ii) the acceptance of the Creation Order may, in the opinion of counsel, be unlawful; (iii) the Managing Owner or its delegate believes that acceptance of the Creation Order would have adverse tax consequences to the Fund or its Shareholders; or (iv) circumstances outside the control of Managing Owner, its delegate or the Transfer Agent make it for all practical purposes, not feasible to process a Creation Order. The Managing Owner or its delegate shall notify the Participant of a rejection or revocation of any Creation Order. The Managing Owner or its delegate may not revoke a previously accepted Creation Order, as defined in Section 2 of this Annex.

The Managing Owner or its delegate is not liable to any person or in any way for any loss or damages that may result from any such rejection.

Attachment A-4

5.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process

Except as provided below, the Creation Basket Capital Contribution must be made in same day funds through the NSCC to a DTC account maintained by the Custodian on or before the Settlement Time, after acceptance of the Creation Order, together with the applicable Transaction Fee. A Creation Basket of the Fund will be issued to the Participant at the Settlement Time through the CNS system assuming timely payment of the Creation Basket Capital Contribution and the Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and Participant have entered into.

(b)	Outside the CNS Clearing Process:

The Creation Basket Capital Contribution must be delivered to an account maintained by the Custodian on or before the Settlement Time.

The Creation Basket will be credited to the Participant at the Settlement Time.

Attachment A-5

REDEMPTION PROCEDURES

1.	PLACING A REDEMPTION ORDER.

Participants may submit Website Based Orders or Fax/Telephone Based Orders to the Transfer Agent as provided by these Procedures.

NOTE THAT IF THE PARTICIPANT PLACES A FAX/TELEPHONE BASED ORDER, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE REEMPTION ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE REEMPTION ORDER. A REEMPTION ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

Redemption Orders for Redemption Baskets may be initiated only on Business Days. Redemption Orders may only be made in whole Redemption Baskets of each Fund.

To begin a Redemption Order, the Participant must telephone the Transfer Agent at (718) 315-7500 or such other number as the Managing Owner designates in writing to the Participant. This telephone call must be made by an Authorized Person of the Participant and answered by the Transfer Agent before the Order Cut-Off Time. Upon verifying the authenticity of the Participant (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the Participant place the Redemption Order. To do so, the Participant must provide the appropriate ticker symbol when referring to the Fund. After the Participant has placed the Redemption Order, the Transfer Agent will read the Redemption Order back to the Participant. The Participant then must affirm that the Redemption Order has been taken correctly by the Transfer Agent. If the Participant affirms that Redemption Order has been taken correctly, the Transfer Agent will issue a confirmation number (the “Confirmation Number”) to the Participant. All Redemption Orders may also be placed by the Participant as a Website Based Order by the Order Cut-Off Time.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT. WITH RESPECT TO THE FUND, A REDEMPTION ORDER FOR REDEMPTION BASKETS CANNOT BE CANCELED BY THE PARTICIPANT AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE PARTICIPANT SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUT-OFF TIME ARE VALID AND THE REDEMPTION ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS A PARTICIPANT ACTUALLY SPEAKING WITH THE TRANSFER AGENT. FOR CALLS THAT ARE PLACED BEFORE THE ORDER CUT-OFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUT-OFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS WILL BE RECORDED.

Attachment A-6

2.	RECEIPT OF CONFIRMATION.

Subject to the conditions that a properly completed telephone Redemption Order has been placed by the Participant not later than the Order Cut-Off Time, the Managing Owner will accept the Redemption Order on behalf of the Trust and will confirm in writing to the Participant that its Redemption Order has been accepted within 45 minutes after the designated Order Cut-Off Time on the Business Day that the Redemption Order is received. Once the Redemption Order has been approved by the Managing Owner, the Managing Owner will sign or time-stamp the Redemption Order and send that Redemption Order to the Transfer Agent.

3.	QUALITY ASSURANCE.

After a Confirmation Number is issued by the Transfer Agent to the Participant, the Participant will fax a written version of the Redemption Order to the Transfer Agent. Upon receipt, the Transfer Agent should immediately telephone the Participant if the Transfer Agent believes that the Redemption Order has not been completed correctly by the Participant. In addition, the Transfer Agent will telephone the Participant if the Transfer Agent is in non-receipt of the Redemption Order within 15 minutes after the Redemption Order has been called into the Transfer Agent.

4.	REJECTING OR SUSPENDING REDEMPTION ORDERS.

The Managing Owner or its delegate may, in its discretion, suspend the right of redemption, or postpone the Settlement Time, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of shareholders. The Managing Owner shall notify the Participant of a rejection or revocation of any Redemption Order. The Managing Owner or its delegate may not revoke a previously accepted Redemption Order, as defined in Section 2 of this Annex.

The Managing Owner or its delegate is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

5.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process

Except as provided below, the Redemption Baskets must be delivered through the NSCC to a DTC account maintained by the Custodian on or before the Settlement Time, after acceptance of the Redemption Order, together with receipt of the Transaction Fee. The Redemption Distribution will be credited to the Participant at the Settlement Time through the NSCC’s Continuous Net Settlement (CNS) system, assuming timely delivery of Redemption Baskets and the Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and Participant have entered into.

Attachment A-7

(b)	Outside the CNS Clearing Process

The Redemption Baskets must be delivered to an account maintained by the Custodian on or before the Settlement Time.

The Redemption Distribution will be paid to the Participant at the Settlement Time.

Attachment A-8